SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Telefónica de Argentina S.A.

(Exact Name of Registrant as Specified in its Charter)

The Republic of Argentina	Not Applicable
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Avenida Ingeniero Huergo 723

(C1107A0T) Buenos Aires, Argentina

54-11-4332-2066

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates:

Reg. No.

Securities to be registered pursuant to Section 12(b) of the Act:

Notes

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
11 7/8% Notes due 2007	The New York Stock Exchange
9 1/8% Notes due 2010	The New York Stock Exchange
8.85% Notes due 2011	The New York Stock Exchange

Item 1.    Description of Registrant’s Securities to be Registered.

A complete description of the 11 7/8% Notes due 2007 and the 9 1/8% Notes due 2010, which are to be registered hereunder is contained under the caption “Description of the New Notes” in the first Prospectus and Proxy Solicitation included in the Registrant’s Registration Statement (File No. 333-105487) on Form F-4 originally filed with the Securities and Exchange Commission on May 22, 2003, as amended (the “Registration Statement”) and a complete description of the 8.85% Notes due 2011, which are to be registered hereunder is contained under the caption “Description of the New Notes” in the second Prospectus and Proxy Solicitation included in the Registration Statement, and such Registration Statement is incorporated herein by reference.

Item 2.    Exhibits.

Pursuant to Rule 12b-32, the documents filed as exhibits to Registration Statement Number 333-105487 are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELEFÓNICA DE ARGENTINA S.A.

Date: May 22, 2003	By:	/S/ JUAN IGNACIO LÓPEZ BASAVILBASO
Name: Juan Ignacio López Basavilbaso Title: Chief Financial Officer